nCino Reports Second Quarter Fiscal Year 2022 Financial Results
•Total Revenues of $66.5M, up 36% year-over-year
•Subscription Revenues of $53.9M, up 37% year-over-year
•Total Remaining Performance Obligation of $707 million, up 55% year-over-year

WILMINGTON, N.C., September 1, 2021 -- nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking and digital transformation solutions for the global financial services industry, today announced financial results for its second quarter of fiscal year 2022 ended July 31, 2021.

“We are extremely pleased with the results of our second quarter, which include 37% year-over year growth in subscription revenues, 129% year-over-year growth in international revenues, and record second quarter sales,” said Pierre Naudé, CEO of nCino. “In addition, today we announced that Wells Fargo, one of the top four banks in the U.S., has selected nCino to digitally transform its commercial lending operations. This growth across the U.S. and our non-U.S. markets illustrates that financial institutions of all sizes, all around the world, continue to embrace the nCino platform as part of their transition to a digital, client-first strategy.”

Naudé continued, “To structure the organization for further growth and scale, today we also announced a number of promotions and new positions across our executive leadership team. Even with the success we’ve achieved thus far, nCino is still in the very early stages of digitally transforming the global financial services industry and I am confident we are well-positioned to address the opportunity ahead of us.”

Financial Highlights
•Revenues: Total revenues for the second quarter were $66.5 million, a 36% increase from $48.8 million in the second quarter of fiscal 2021. Subscription revenues for the second quarter were $53.9 million, up from $39.4 million one year ago, an increase of 37%. Non-U.S. revenues were $10.8 million or 16% of total revenues in the second quarter, up 129% year over year.
•Loss from Operations: GAAP loss from operations in the second quarter was ($13.2) million compared to ($15.7) million in the same quarter of fiscal 2021. Non-GAAP operating loss in the second quarter was ($1.8) million compared to ($1.6) million in the second quarter of fiscal 2021.
•Net Loss Attributable to nCino: GAAP net loss attributable to nCino in the second quarter was ($13.7) million compared to ($14.6) million in the second quarter of fiscal 2021. Non-GAAP net loss attributable to nCino in the second quarter was ($2.3) million compared to ($0.6) million in the second quarter of fiscal 2021.
•Net Loss Attributable to nCino per Share: GAAP net loss attributable to nCino in the second quarter was ($0.14) per share compared to ($0.17) per share in the second quarter of fiscal 2021. Non-GAAP net loss attributable to nCino in the second quarter was ($0.02) per share compared to ($0.01) per share in the second quarter of fiscal 2021.
•Remaining Performance Obligation: Total Remaining Performance Obligation as of July 31, 2021 was $707 million, an increase of 55% compared to the second quarter of fiscal 2021.
•Cash: Cash and cash equivalents were $399.4 million as of July 31, 2021.

Recent Business Highlights
•Signed a new Commercial Banking Lending deal with Wells Fargo, one of the top four banks in the U.S. with approximately $1.9 trillion in assets.
•Expanded our relationship with U.S. Bank, the fifth largest bank in the U.S. with assets greater than $540 billion, to transform its wholesale bank lending experience.

•Signed our first customer in France, a subsidiary of one of the largest banking groups in-country, which will use the nCino Bank Operating System® to accelerate its credit process and improve efficiency.
•Signed nine new customers for Automated Spreading, part of our nIQ platform.
•Closed a new agreement for multiple lines of business with a top 50 bank in the U.S., with assets greater than $75 billion, as well as a multi-year expansion with a top 20 bank in the U.S., with assets greater than $180 billion.
•Announced a number of executive promotions to further scale nCino for the global opportunity ahead.

Financial Outlook
nCino is providing guidance for its third quarter ending October 31, 2021 as follows:
•Total revenues between $66 million and $67 million
•Subscription revenues between $54 million and $55 million
•Non-GAAP operating loss between $(5.5) million and $(6.5) million
•Non-GAAP net loss attribute to nCino per share of ($0.06) to ($0.07)

nCino is providing guidance for its fiscal year 2022 ending January 31, 2022 as follows:
•Total revenues between $263 million and $264 million
•Subscription revenues between $216 and $217 million
•Non-GAAP operating loss between ($21) million and ($22) million
•Non-GAAP net loss attributable to nCino per share of ($0.22) to ($0.23)

Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook with the investment community. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/eventsand-presentations.

About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. The nCino Bank Operating System® empowers financial institutions with scalable technology to help them achieve revenue growth, greater efficiency, cost savings and regulatory compliance. In a digital-first world, nCino's single digital platform enhances the employee and client experience to enable financial institutions to more effectively onboard new clients, make loans and manage the entire loan life cycle, and open deposit and other accounts across lines of business and channels. Transforming how financial institutions operate through innovation, reputation and speed, nCino works with more than 1,200 financial institutions globally, whose assets range in size from $30 million to more than $2 trillion. For more information, visit: www.ncino.com.

Forward-Looking Statements:
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, and guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release.

Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) the impact of the COVID-19 pandemic, including the impact to the financial services industry, the impact on general economic conditions and the impact of government responses, restrictions, and actions; (ii) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (iii) the accuracy of management’s assumptions and estimates; (iv) our ability to attract new customers and succeed in having current customers expand their use of our solution; (v) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (vi) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (vii) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (viii) our ability to manage our growth effectively including expanding outside of the United States; (ix) adverse changes in our relationship with Salesforce; (x) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization; (xi) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xiii) our ability to maintain our corporate culture and attract and retain highly skilled employees; (xiv) adverse changes in the financial services industry, including as a result of customer consolidation; (xv) adverse changes in economic, regulatory, or market conditions; and (xvi) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2021	July 31, 2021
Assets
Current assets
Cash and cash equivalents	$371,425	$399,363
Accounts receivable, net	55,517	51,823
Costs capitalized to obtain revenue contracts, current portion, net	4,864	5,400
Prepaid expenses and other current assets	10,425	8,778
Total current assets	442,231	465,364
Property and equipment, net	29,943	41,111
Operating lease right-of-use assets, net	—	11,028
Costs capitalized to obtain revenue contracts, noncurrent, net	10,191	11,369
Goodwill	57,149	56,740
Intangible assets, net	23,137	21,455
Other long-term assets	750	999
Total assets	$563,401	$608,066
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$1,634	$3,875
Accounts payable, related parties	4,363	5,062
Accrued commissions	12,500	8,503
Construction liability, current portion	—	9,755
Other accrued expenses	7,527	10,864
Deferred rent, current portion	203	—
Deferred revenue, current portion	89,141	116,033
Financing obligation, current portion	324	212
Operating lease liabilities, current portion	—	2,685
Total current liabilities	115,692	156,989
Operating lease liabilities, noncurrent	—	9,980
Deferred income taxes, noncurrent	368	586
Deferred rent, noncurrent	1,486	—
Deferred revenue, noncurrent	946	120
Financing obligation, noncurrent	15,939	15,956
Construction liability, noncurrent	—	2,079
Total liabilities	134,431	185,710
Commitments and contingencies
Redeemable non-controlling interest	3,791	2,463
Stockholders’ equity
Common stock	47	48
Additional paid-in capital	585,956	610,166
Accumulated other comprehensive income (loss)	240	(259)
Accumulated deficit	(161,064)	(190,062)
Total stockholders’ equity	425,179	419,893
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$563,401	$608,066

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2021	2020	2021
Revenues
Subscription	$39,351	$53,934	$74,182	$104,967
Professional services	9,414	12,585	19,295	23,907
Total revenues	48,765	66,519	93,477	128,874
Cost of revenues
Subscription[1]	11,920	15,308	22,019	30,254
Professional services[1]	10,667	11,267	19,434	22,620
Total cost of revenues	22,587	26,575	41,453	52,874
Gross profit	26,178	39,944	52,024	76,000
Gross margin %	54%	60%	56%	59%
Operating expenses
Sales and marketing[1]	15,626	19,216	27,852	37,641
Research and development[1]	15,292	18,609	26,257	36,034
General and administrative[1]	10,953	15,287	17,879	30,967
Total operating expenses	41,871	53,112	71,988	104,642
Loss from operations	(15,693)	(13,168)	(19,964)	(28,642)
Non-operating income (expense)
Interest income	55	59	211	116
Interest expense	—	(330)	—	(598)
Other income (expense), net	1,117	(337)	597	(70)
Loss before income tax expense	(14,521)	(13,776)	(19,156)	(29,194)
Income tax expense	203	487	400	674
Net loss	(14,724)	(14,263)	(19,556)	(29,868)
Net loss attributable to redeemable non-controlling interest	(232)	(403)	(408)	(870)
Adjustment attributable to redeemable non-controlling interest	154	(177)	267	(307)
Net loss attributable to nCino, Inc.	$(14,646)	$(13,683)	$(19,415)	$(28,691)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.17)	$(0.14)	$(0.23)	$(0.30)
Weighted average number of common shares outstanding:
Basic and diluted	84,629,777	95,661,756	83,112,132	95,042,448
1Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2021	2020	2021
Cost of subscription revenues	$242	$257	$303	$542
Cost of professional services revenues	2,282	1,340	2,548	2,672
Sales and marketing	3,346	1,977	3,661	3,730
Research and development	3,031	1,686	3,340	3,229
General and administrative	4,368	2,380	4,468	4,531
Total stock-based compensation expense	$13,269	$7,640	$14,320	$14,704

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended July 31,
	2020	2021
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(19,415)	$(28,691)
Net loss and adjustment attributable to redeemable non-controlling interest	(141)	(1,177)
Net loss	(19,556)	(29,868)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,500	4,106
Non-cash operating lease costs	—	1,224
Amortization of costs capitalized to obtain revenue contracts	2,430	2,712
Stock-based compensation	14,320	14,704
Deferred income taxes	40	221
Provision for (recovery of) bad debt	619	(5)
Net foreign currency (gains) losses	—	245
Change in operating assets and liabilities:
Accounts receivable	3,365	3,787
Accounts receivable, related parties	9,201	—
Costs capitalized to obtain revenue contracts	(3,615)	(4,416)
Prepaid expenses and other assets	(13)	1,715
Accounts payable and accrued expenses and other liabilities	(4,115)	1,026
Accounts payable, related parties	620	699
Deferred rent	(65)	—
Deferred revenue	33,188	26,023
Deferred revenue, related parties	(8,013)	—
Operating lease liabilities	—	(1,274)
Net cash provided by operating activities	31,906	20,899
Cash flows from investing activities
Purchases of property and equipment	(2,936)	(1,272)
Net cash used in investing activities	(2,936)	(1,272)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	268,375	—
Payments of costs related to initial public offering	(1,345)	—
Exercise of stock options	861	9,200
Principal payments on financing obligation	—	(95)
Net cash provided by financing activities	267,891	9,105
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	146	(466)
Net increase in cash, cash equivalents, and restricted cash	297,007	28,266
Cash and cash equivalents, beginning of period	91,184	371,425
Cash, cash equivalents, and restricted cash, end of period	$388,191	$399,691

Cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$388,191	$399,363
Restricted cash included in other long-term assets	—	328
Total cash, cash equivalents, and restricted cash, end of period	$388,191	$399,691

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.
•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Fees and Expenses Related to the Antitrust Matters. nCino excludes fees and expenses related to the government antitrust investigation and related civil action disclosed in our SEC filings as we do not believe these matters relate to the operating business and their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2021	2020	2021
GAAP total revenues	$48,765	$66,519	$93,477	$128,874

GAAP cost of subscription revenues	$11,920	$15,308	$22,019	$30,254
Amortization expense - developed technology	(378)	(393)	(747)	(789)
Stock-based compensation expense	(242)	(257)	(303)	(542)
Non-GAAP cost of subscription revenues	$11,300	$14,658	$20,969	$28,923

GAAP cost of professional services revenues	$10,667	$11,267	$19,434	$22,620
Stock-based compensation expense	(2,282)	(1,340)	(2,548)	(2,672)
Non-GAAP cost of professional services revenues	$8,385	$9,927	$16,886	$19,948

GAAP gross profit	$26,178	$39,944	$52,024	$76,000
Amortization expense - developed technology	378	393	747	789
Stock-based compensation expense	2,524	1,597	2,851	3,214
Non-GAAP gross profit	$29,080	$41,934	$55,622	$80,003
Non-GAAP gross margin %	60%	63%	60%	62%

GAAP sales & marketing expense	$15,626	$19,216	$27,852	$37,641
Amortization expense - customer relationships	(418)	(417)	(835)	(835)
Stock-based compensation expense	(3,346)	(1,977)	(3,661)	(3,730)
Non-GAAP sales & marketing expense	$11,862	$16,822	$23,356	$33,076

GAAP research & development expense	$15,292	$18,609	$26,257	$36,034
Stock-based compensation expense	(3,031)	(1,686)	(3,340)	(3,229)
Non-GAAP research & development expense	$12,261	$16,923	$22,917	$32,805

GAAP general & administrative expense	$10,953	$15,287	$17,879	$30,967
Amortization expense - trademarks	—	—	(10)	—
Stock-based compensation expense	(4,368)	(2,380)	(4,468)	(4,531)
Fees and expenses related to the Antitrust Matters	—	(2,884)	—	(6,147)
Non-GAAP general & administrative expense	$6,585	$10,023	$13,401	$20,289

GAAP loss from operations	$(15,693)	$(13,168)	$(19,964)	$(28,642)
Amortization expense - developed technology	378	393	747	789
Amortization expense - customer relationships	418	417	835	835
Amortization expense - trademarks	—	—	10	—
Stock-based compensation expense	13,269	7,640	14,320	14,704
Fees and expenses related to the Antitrust Matters	—	2,884	—	6,147
Non-GAAP operating loss	$(1,628)	$(1,834)	$(4,052)	$(6,167)
Non-GAAP operating margin	(3)%	(3)%	(4)%	(5)%

GAAP net loss attributable to nCino	$(14,646)	$(13,683)	$(19,415)	$(28,691)
Amortization expense - developed technology	378	393	747	789
Amortization expense - customer relationships	418	417	835	835
Amortization expense - trademarks	—	—	10	—
Stock-based compensation expense	13,269	7,640	14,320	14,704
Fees and expenses related to the Antitrust Matters	—	2,884	—	6,147
Non-GAAP net loss attributable to nCino	$(581)	$(2,349)	$(3,503)	$(6,216)

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2021	2020	2021
Weighted-average shares used to compute net loss per share, basic and diluted	84,629,777	95,661,756	83,112,132	95,042,448

GAAP net loss attributable to nCino per share	$(0.17)	$(0.14)	$(0.23)	$(0.30)
Non-GAAP net loss attributable to nCino per share	$(0.01)	$(0.02)	$(0.04)	$(0.07)

Free cash flow
Net cash provided by operating activities	$23,477	$13,341	$31,906	$20,899
Purchases of property and equipment	(1,861)	(750)	(2,936)	(1,272)
Free cash flow	$21,616	$12,591	$28,970	$19,627
Principal payments on financing obligation[1]	—	(16)	—	(95)
Free cash flow less principal payments on financing obligation	$21,616	$12,575	$28,970	$19,532
1These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
JoAnn Horne
Market Street Partners
+1 415.445.3240
jhorne@marketstreetpartners.com
MEDIA CONTACT
Kathryn Cook
nCino
+1 919.691.4206
Kathryn.cook@ncino.com